Exhibit 5.1

Jemima Fearnside

+1 441 494 4034

jfearnside@wq.bm

May 19, 2021

Paysafe Limited

level 27, 25 Canada Square,

Canary Wharf,

London E14 5LQ

United Kingdom

Dear Sirs

Paysafe Limited (the “Company”)

We have acted as special counsel in Bermuda to the Company in connection with the preparation and filing by the Company of a registration statement on Form F-1 (Registration No. 333-                ) filed by the Company with the Securities and Exchange Commission (“Commission”) under the Securities Act of 1933, as amended (the “Securities Act”) on or about the date hereof (the “Registration Statement”). The Registration Statement relates to the registration with the Commission of common shares of par value US$0.001 each in the Company (“Common Shares”) and warrants convertible into Common Shares (“Warrants”) as follows:

Primary Offering of 30 March 2021:     48,901,025 Common Shares (the “Current Issued Common Shares”)

Secondary Offering:     up to 603,001,663 Common Shares (the “Future Share Offering”) and 5,000,000 Warrants convertible into Common Shares (the “Future Warrant Offering”) that may be issued by the Company after the date hereof

(the Future Share Offering and Future Warrant Offering being, together, the “Offered Securities”).

For the purposes of this letter of opinion (“Opinion”), we have examined and relied upon copies of the documents listed, and in some cases defined, in the Schedule to this Opinion (the “Documents”), together with such other documentation as we have considered relevant to this Opinion.

Assumptions

In stating our Opinion we have assumed:

(a)

the authenticity, accuracy and completeness of all Documents and other documentation examined by us submitted to us as originals and the conformity to authentic original documents of all Documents and other such documentation submitted to us as certified, conformed, notarised or photostatic copies;

(b)	that each of the Documents and other such documentation which was received by electronic means is complete, intact and in conformity with the transmission as sent;

(c)	there will be no changes to the form of the Documents provided to us;

(d)	that any factual statements made in any of the Documents are true, accurate and complete;

(e)

that there are no provisions of the laws or regulations of any jurisdiction other than Bermuda which would have any implication in relation to the opinions expressed in this Opinion and that, in so far as any obligation under, or action to be taken in connection with the registration of the Current Issued Common Shares and/or the sale of the Offered Securities, is required to be performed or taken in any jurisdiction outside Bermuda, the performance of such obligation or the taking of such action will not be unlawful by virtue of the laws of that jurisdiction;

(f)

that when Common Shares are issued pursuant to the Future Share Offering, a duly convened meeting of the Company’s board of directors will have validly resolved to issue such Common Shares, and they will be issued credited as fully paid up, ranking pari passu with the Current Issued Common Shares;

(g)

that when Warrants are issued pursuant to the Future Warrant Offering, a duly convened meeting of the Company’s board of directors will have validly resolved to issue such Warrants, and there will be no provisions relevant to the exercise of the Warrants that will allow the Common Shares to be issued on exercise thereof to be credited other than as fully paid up; and

(h)

that the records which were the subject of the search referred to in paragraph 4 of the Schedule to this Opinion were complete and accurate at the time of such search and disclosed all information which is material for the purposes of this Opinion and such information has not since such date been materially altered. These searches have been supplemented by the company extract as detailed in paragraph 5 of the Schedule to this Opinion.

Opinion

Based upon and subject to the assumptions set out above, and subject to the reservations set out below and to any matters not disclosed to us, we are of the opinion that:

1.	The Company is an exempted company incorporated with limited liability and existing under the laws of Bermuda and is in good standing under the laws of Bermuda; and

2.	The Current Issued Common Shares are duly authorised, validly issued, fully paid and non-assessable Common Shares of the Company.

3.	The Common Shares issued pursuant to the Future Share Offering will, when validly issued, constitute fully paid and non-assessable Common Shares of the Company

4.	The Warrants are duly authorised, validly issued and, when exercised, will convert into fully paid and non-assessable Common Shares of the Company.

5.	The Warrants comprising the Future Warrant Offering are duly authorised and, when validly issued and exercised, will convert into fully paid and non-assessable Common Shares of the Company.

Reservations

We have the following reservations:

(a)

We express no opinion as to any law other than Bermuda law and none of the opinions expressed in this Opinion relates to compliance with or matters governed by the laws of any jurisdiction except Bermuda. This Opinion is limited to Bermuda law as applied by the courts of Bermuda at the date of this Opinion.

(b)

Any reference in this Opinion to Common Shares being “non-assessable” shall mean, in relation to fully-paid Common Shares and subject to any contrary provision in any agreement between the Company and the holder of the Common Shares, that no shareholder shall be obliged, in respect of those Common Shares, to contribute further amounts to the capital of the Company, either in order to complete payment for those shares, to satisfy claims of creditors of the Company, or otherwise; and no shareholder of the Company shall be bound by an alteration of the memorandum of association or bye-laws of the Company after the date on which he became a shareholder, if and so far as the alteration requires him to take, or subscribe for, additional shares of the Company, or in any way increases his liability to contribute to the share capital of, or otherwise to pay money to, the Company.

(c)

Searches of the Register of Companies at the office of the Registrar of Companies (“Registrar”) are currently curtailed due to a Government-mandated lockdown resulting from the COVID-19 pandemic and are limited to a company extract provided by the Registrar. These company extracts are not comprehensive or conclusive and it should be noted that they not reveal:

(i)

details of matters which have been lodged for filing or registration which as a matter of general practice of the Registrar of Companies would have or should have been disclosed on the public file but have not actually been registered, or to the extent that they have been registered have not been disclosed or do not appear in the public records at the date and time the search is concluded; or

(ii)	details of matters which should have been lodged for registration but have not been lodged for registration at the date the search is concluded.

(d)

In order to issue this Opinion we have carried out the search referred to in paragraph 4 of the Schedule to this Opinion on 14 May 2021. We have not enquired as to whether there has been any change since that date.

(e)

In this Opinion, the term “good standing” means only that the Company has received a certificate of compliance from the Registrar of Companies in Bermuda as at the date referred to in paragraph 9 of the Schedule.

Disclosure

This Opinion is addressed to you in connection with the filing by the Company of the Registration Statement with the Securities and Exchange Commission for the purposes of registering the Securities under the Securities Act. We consent to the filing of this Opinion as an exhibit to the Registration Statement and to the statements with respect to our name wherever it appears in the Registration Statement and in any amendment or supplement to the Registration Statement. In giving this consent, we do not admit that we are an “expert” within the meaning of the Securities Act.

This Opinion is addressed to the Company and (save as referred to in the preceding paragraph) is neither to be transmitted to any other person, nor quoted nor referred to in any public document, nor filed with any governmental agency or person without our prior written consent, except as may be required by law. Further, this Opinion speaks as of its date and is strictly limited to the matters stated in it and we assume no obligation to review or update this Opinion if applicable law or the existing facts or circumstances should change.

This Opinion is governed by and is to be construed in accordance with Bermuda law.

Yours faithfully

/s/ Wakefield Quin Limited

Wakefield Quin Limited

THE SCHEDULE

1.

Certified copies of the certificate of incorporation, certificate of incorporation on change of name, memorandum of association, existing bye-laws and register of shareholders of the Company as at 23 February 2021.

2.	An electronic copy of the Registration Statement dated May 19, 2021, in the form filed with the Commission.

3.	A copy of the notice to the public issued by the Bermuda Monetary Authority pursuant to the Exchange Control Act 1972 and Exchange Control Regulations 1973 dated 1 June 2005.

4.

The entries and filings shown in respect of the Company on the file of the Company maintained in the Register of Companies at the offices of the Registrar of Companies in Hamilton, Bermuda, as revealed by an online search summary issued by the Registrar of Companies in Hamilton, Bermuda, in respect of the Company, on 14 May 2021.

5.	A certificate of compliance dated 14 May 2021 issued by the Registrar of Companies in Bermuda in respect of the Company.

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